Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-235303) on Form S-3, (No. 333-221694) on Form S-8 and (No. 333-281402) on form S-8 of Cannae Holdings, Inc. of our report dated February 21, 2025, with respect to the consolidated financial statements of Dun & Bradstreet Holdings, Inc., which report is included in the Form 10-K of Cannae Holdings, Inc. dated March 2, 2026.

/s/ KPMG LLP

New York, New York
March 2, 2026